                                                                     EXHIBIT 3.2

                                     BYLAWS

                                       OF

                         CHOICE ONE COMMUNICATIONS INC.

             (Incorporated under the Laws of the State of Delaware)

                           As of February ____, 2000

                               TABLE OF CONTENTS

                                                                                            Page
                                                                                            ----
Article I OFFICES AND RECORDS; CERTAIN DEFINITIONS                                            1

 Section 1.1     Delaware Office...........................................................   1
 Section 1.2     Other Offices.............................................................   1
 Section 1.3     Books and Records.........................................................   1
 Section 1.4     Certain Definitions.......................................................   1

Article II ACTION BY STOCKHOLDERS                                                             2

 Section 2.1     Annual Meetings...........................................................   2
 Section 2.2     Special Meetings..........................................................   2
 Section 2.3     Place of Meetings.........................................................   2
 Section 2.4     Notice of Meetings; Postponement or Cancellation..........................   2
 Section 2.5     Quorum and Adjournment....................................................   3
 Section 2.6     Proxies...................................................................   3
 Section 2.7     Notice of Stockholder Nominations and Other Proposed Stockholder Action...   3
 Section 2.8     Procedure for Election of Directors and Other Stockholder Votes...........   6
 Section 2.9     Vote Required for Stockholder Action......................................   6
 Section 2.10    Stockholder Action by Written Consent.....................................   6

Article III BOARD OF DIRECTORS                                                                7

 Section 3.1     General Powers............................................................   7
 Section 3.2     Number and Tenures of Directors...........................................   7
 Section 3.3     Regular Meetings..........................................................   7
 Section 3.4     Special Meetings..........................................................   7
 Section 3.5     Notice of Meetings........................................................   7
 Section 3.6     Action by Written Consent In Lieu of a Meeting............................   8
 Section 3.7     Telephonic Participation in Meetings......................................   8
 Section 3.8     Quorum; Vote Required for Action..........................................   8
 Section 3.9     Vacancies.................................................................   8
 Section 3.10    Board Approval Policies...................................................   9
 Section 3.11    Committees of the Board of Directors......................................   9
 Section 3.12    Removal...................................................................  11
 Section 3.13    Minutes of the Board and Certain Other Records............................  11
 Section 3.14    Effect of Transaction Agreement...........................................  11

Article IV OFFICERS                                                                          12

 Section 4.1     Officers..................................................................  12
 Section 4.2     Election and Term of Office...............................................  12
 Section 4.3     Chairman of the Board; Chief Executive Officer; Vice Chairmen of the Board  12

 Section 4.4     President.................................................................  13
 Section 4.5     Vice Presidents...........................................................  13
 Section 4.6     Treasurer; Assistant Treasurers...........................................  13
 Section 4.7     General Counsel; Assistant General Counsel................................  13
 Section 4.8     Secretary; Assistant Secretaries..........................................  14
 Section 4.9     Agents; Employees.........................................................  14
 Section 4.10    Removal...................................................................  14
 Section 4.11    Vacancies.................................................................  14

Article V STOCK CERTIFICATES AND TRANSFERS                                                   15

 Section 5.1     Stock Certificates and Transfers..........................................  15
 Section 5.2     Lost, Stolen or Destroyed Certificates....................................  15

Article VI CONTRACTS, PROXIES, ETC.                                                          15

 Section 6.1     Contracts.................................................................  15
 Section 6.2     Proxies...................................................................  15

Article VII MISCELLANEOUS PROVISIONS                                                         16

 Section 7.1     Fiscal Year...............................................................  16
 Section 7.2     Dividends.................................................................  16
 Section 7.3     Seal......................................................................  16
 Section 7.4     Waiver of Notice..........................................................  16
 Section 7.5     Annual Audit..............................................................  16
 Section 7.6     Resignations..............................................................  16

Article VIII AMENDMENTS....................................................................  17

                                      (ii)

                                     BYLAWS

                                       OF

                         CHOICE ONE COMMUNICATIONS INC.

                             As of February 8, 2000

             (Incorporated under the Laws of the State of Delaware)

                                   ARTICLE I

                    OFFICES AND RECORDS; CERTAIN DEFINITIONS

Section 1.1 Delaware Office.  The registered office of the Corporation in the
            ---------------
State of Delaware shall be located in the City of Wilmington, County of New Castle, and the name and address of its registered agent is Corporation Trust Company, 1209 Orange Street in the City of Wilmington, County of New Castle.

Section 1.2 Other Offices.  The Corporation may have such other offices, either
            -------------
within or without the State of Delaware, as the business of the Corporation may from time to time require and as may be authorized by the Board of Directors.

Section 1.3 Books and Records.  The books and records of the Corporation may be
            -----------------
kept outside the State of Delaware at such place or places as may from time to time be designated by the Board of Directors.

Section 1.4 Certain Definitions.  Except where otherwise explicitly provided,
            -------------------
all references herein to the "Certificate of Incorporation" shall mean the certificate of incorporation of the Corporation as from time to time amended or restated and in effect (including any certificates of designations (a "Preferred Stock Designation") filed under Section 151(g) (or any successor provision) of the General Corporation Law of the State of Delaware, as amended and in effect from time to time (the "DGCL"), starting with the Amended and Restated Certificate of Incorporation dated February 8, 2000 in effect on the date these ByLaws become effective. In the event of any amendment of these ByLaws that does not involve a complete restatement thereof, any reference herein to "The Bylaws" or "These Bylaws" or "Herein", or "Hereof" or a like reference shall refer to these ByLaws as so amended. "Transaction Agreement" means the Transaction Agreement, dated as of July 8, 1998 and as amended thereafter, by and among the Corporation, Choice One Communications L.L.C. and management and investor members designated therein.

                                   ARTICLE II

                             ACTION BY STOCKHOLDERS

Section 2.1 Annual Meetings.  The Annual Meeting of Stockholders of the
            ---------------
Corporation for the election of directors and to act on such other matters as may properly be brought before the meeting shall be held on such date and at such time as may be fixed by resolution of the Board of Directors, except as may otherwise be provided by law.

Section 2.2 Special Meetings.  Effective as of the "Trigger Date" (as defined
            ----------------
in the Certificate of Incorporation), except as otherwise required by law and subject to the rights of the holders of any class or series of preferred stock having a preference over the holders of common stock as to dividends or distributions upon liquidation, special meetings of stockholders of the Corporation of any class or series for any purpose or purposes may be called only by the Board of Directors pursuant to a resolution stating the purpose or purposes thereof approved by a majority of the total number of directors which the Corporation would have if there were no vacancies on the Board of Directors (the "Whole Board") and effective as of the Trigger Date, any power of stockholders to call a special meeting is specifically denied. Prior to the Trigger Date, special meetings of the stockholders shall be held whenever such meeting is called by a majority of the Whole Board or whenever stockholders owning 20% of the capital stock issued and outstanding shall request the Chairman of the Board of Directors or the Chief Executive Officer to call a special meeting. No business other than that stated in the notice shall be transacted at any special meeting.

Section 2.3 Place of Meetings.  The Board of Directors shall designate the place
            -----------------
of meeting for any annual meeting or for any special meeting of the stockholders. If no designation is so made, the place of meeting shall be the principal office of the Corporation.

Section 2.4 Notice of Meetings; Postponement or Cancellation.  Written notice of
            ------------------------------------------------
a meeting of stockholders, stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given, either personally or by mail, by the Corporation not less than 10 calendar days nor more than 60 calendar days before the date of the meeting to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at such person's address as it appears on the stock transfer books of the Corporation. Such further notice shall be given as may be required by law. After the Trigger Date, only such business shall be conducted at a special meeting of stockholders of which notice shall have been given in accordance herewith. Any proper matter for stockholder action may be brought before an Annual Meeting of Stockholders, provided that after the Trigger Date notice of any such matter to be brought before the meeting by any stockholder shall have been given to the Corporation as provided by Section 2.7 of these ByLaws. Meetings may be held without notice if all stockholders entitled to vote are present or, if notice is waived in accordance with Section 8.4 of these ByLaws by those not present or not provided notice. Any previously scheduled meeting of the stockholders may be postponed or canceled, and any special meeting of the stockholders called by the Board of Directors may be postponed or canceled by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.

Section 2.5 Quorum and Adjournment.  Except as otherwise provided by law or by
            ----------------------
the Certificate of Incorporation, the holders of a majority of the voting power of all outstanding shares of the Corporation entitled to vote generally in the election of directors ("Voting Stock"), represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that, when specified business is to be voted on by one or more classes or series of stock voting as a class, unless otherwise provided by law or the Certificate of Incorporation, the holders of a majority of the voting power on such matter of the shares of all such classes or series shall constitute a quorum for the transaction of such business. Any meeting may be adjourned from time to time, whether or not there is a quorum, either (i) in the discretion of the Chairman of the meeting where necessary for the proper and orderly conduct of the meeting (including, without limitation, where necessary to tabulate any vote the tabulation of which is necessary for the continued conduct of the meeting) or (ii) by vote of the holders of a majority of the voting power of the shares of stock present in person or by proxy at the meeting. Other than an announcement at the meeting of the time and place of the adjourned meeting, no notice of the time and place of adjourned meetings need be given except as required by law. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawl of enough stockholders to leave less than a quorum, provided that the vote required for the taking of any particular stockholder action shall nonetheless continue to be required for such action.

Section 2.6 Proxies.  At all meetings of stockholders, a stockholder may vote by
            -------
proxy in writing (or in such other form as permitted by the DGCL) executed by the stockholder or by the stockholder's duly authorized attorney-in-fact.

Section 2.7 Notice of Stockholder Nominations and Other Proposed Stockholder
            ----------------------------------------------------------------
Action.
------

(a)  Annual Meetings of Stockholders.

     (1) Nominations of persons for election as directors and the proposal of matters to be considered and voted on by the stockholders at an Annual Meeting of Stockholders may be made only (i) by or at the direction of the Board of Directors, or (ii) by any stockholder of the Corporation who was a stockholder of record at the time of giving the notice required by this Section and who shall be entitled to vote at the meeting (or a duly authorized proxy) and effective as of the Trigger Date who complies with the notice procedures set forth in this Section.

     (2) Effective as of the Trigger Date, the provisions of this paragraph shall apply. For nominations or other proposals to be properly brought before an Annual Meeting of Stockholders by a stockholder pursuant to paragraph (a)(1) of this Section, the stockholder must have given timely notice thereof (including the information required hereby) in writing to the Secretary of the Corporation and any such proposal must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 30th calendar day nor earlier than the close of business on the 60th calendar day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 calendar days before or more than 60 calendar days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 60th calendar day prior to such annual meeting and not later than the close of business on the later of the 30th calendar day prior to such annual meeting or the 10th calendar day following the calendar day on which public announcement of the date of such meeting is first made by the Corporation. For purposes of determining whether a stockholder's notice shall have been delivered in a timely manner for the annual meeting of stockholders in 2000, to be timely, a stockholder's notice shall have been delivered not later than the 10th calendar day following the calendar day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice of a nomination or proposed action as described above. Such stockholder's notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14a-11 thereunder (or any successor provision of law), including such person's written consent to being named as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of any of such stockholder's Affiliates (as defined below) and of any person who is the Beneficial Owner (as defined below), if any, of such stock; and (c) as to the stockholder giving the notice and each Beneficial Owner, if any, of such stock, the name and address of such stockholder, as they appear on the Corporation's stock ownership records, and the name and address of each beneficial owner of such stock and the class and number of shares of capital stock of the Corporation which are owned of record or beneficially by each such person.

     (3) Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting of stockholders is increased and there is no public announcement by the Corporation specifying the increased size of the Board of Directors at least 100 calendar days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if such notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 10th calendar day following the day on which such public announcement is first made by the Corporation.

(b) Special Meetings of Stockholders.

     (1) Prior to the Trigger Date, special meetings of stockholders may be called by the Board of Directors or the Chairman of the Board and shall be called by the Secretary. Such request shall state the purpose or purposes of the proposed meeting.

     (2) After the Trigger Date, only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting under Section 2.4(b)(2) and (3) of these ByLaws. Nominations of persons for election to the Board of Directors at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting may be made only (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is a stockholder of record at the time of giving the notice (if applicable) required by this Section and who shall be entitled to vote at the meeting (or a duly authorized proxy) and who complies with the applicable notice procedures set forth in this Section.

     (3) In the event that the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, for nominations to be properly brought before the special meeting by a stockholder pursuant to this paragraph, the stockholder must give notice thereof containing the information required in the case of a nomination to be made by a stockholder at an annual meeting of stockholders set forth in paragraph (a)(2) of this Section to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on the 60th calendar day prior to such special meeting and not later than the close of business on the later of the 30th calendar day prior to such special meeting or the 10th calendar day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder's notice of a nomination as described above.

(c)  General.

     (1) After the Trigger Date, only such persons who are nominated in accordance with the procedures set forth in this Section shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section. Except as otherwise provided by law, the Certificate of Incorporation or these ByLaws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section and, if any proposed nomination or business is not in compliance with this Section, to declare that such defective proposal or nomination shall be disregarded.

     (2) For purposes of this Section, "Affiliate" in respect of a person shall mean another person who controls, is controlled by or is under common control with such person and the term "Beneficially Owns" (and variations thereof) shall have the same meaning as when used in Section 13(d) of the Exchange Act and Regulation 13D-G thereunder (or any successor provision of law). For purposes of this Section, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

     (3) Notwithstanding the foregoing provisions of this Section, (i) a stockholder shall also be required to comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section and nothing contained herein shall constitute a waiver by the Corporation or any stockholder of compliance therewith and nothing in this Section shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision of Law) or (B) of the holders of any series of preferred stock to elect directors in accordance with the provision of an applicable Preferred Stock Designation.

Section 2.8  Procedure for Election of Directors and Other Stockholder Votes.
             ---------------------------------------------------------------
Election of directors at all meetings of the stockholders at which directors are to be elected shall be by ballot only if required by the Chairman of the meeting. The Board of Directors by resolution shall appoint, or shall authorize an officer of the Corporation to appoint, one or more inspectors of election with respect to all votes at any annual or special meeting of stockholders, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives. One or more persons may be designated as alternate inspector(s) to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the Chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging such person's duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such person's ability. The inspector(s) shall collect any ballots and tabulate all votes and make a report thereon and shall have the other duties prescribed by law. The Chairman of the meeting shall fix and announce at the meeting the time of the opening and the closing of the polls for each matter upon which the stockholders will vote at the meeting, provided, however, that procedural matters may be voted on by voice vote or other means, without a tabulation of votes.

Section 2.9  Vote Required for Stockholder Action.  Subject to the rights (if
             ------------------------------------
any) of the holders of any series of preferred stock to elect directors from time to time, as provided by the Certificate of Incorporation, a plurality of the votes cast in favor of a nominee at the meeting shall be required for, and sufficient to, elect a director. Except as otherwise provided by law, the Certificate of Incorporation or these ByLaws (including with respect to removal of directors), in all matters other than the election or removal of directors, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at a meeting and entitled to vote on a matter presented to the meeting and voting in favor of or against the matter presented shall be required for, and sufficient to constitute, the act of the stockholders on such matter.

Section 2.10  Stockholder Action by Written Consent.  Effective as of the
              -------------------------------------
Trigger Date, except as otherwise provided pursuant to provisions of the Certificate of Incorporation fixing the powers, privileges or rights of any series of preferred stock in respect of action by written consent of the holders of such series of preferred stock, any action permitted to be taken by the stockholders of the Corporation by written consent in lieu of a meeting must be effected by the unanimous written consent of the stockholders and may not be taken by less than unanimous written consent. Prior to the Trigger Date, action of the stockholders or any class or classes, or series thereof, may be taken by written consent as permitted by DGCL.

                                  ARTICLE III

                               BOARD OF DIRECTORS

Section 3.1  General Powers.  The business and affairs of the Corporation shall
             --------------

be managed by or under the direction of the Board of Directors, which shall be constituted as provided in this Article, the Certificate of Incorporation and the Transaction Agreement. In addition to the powers and authorities by these ByLaws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these ByLaws required to be exercised or done by the stockholders.

Section 3.2  Number and Tenures of Directors.  Except as otherwise fixed by or
             -------------------------------
pursuant to provisions of the Certificate of Incorporation relating to the rights of the holders of any class of preferred stock or series thereof with respect to the election of additional directors under specified circumstances, subject to the Transaction Agreement the number of the directors of the Corporation shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Whole Board (but shall not be less than three); provided, however, that (i) no reduction in the number of directors shall reduce the term of office of any director then in office and (ii) before the Trigger Date action by the Board of Directors fixing the number of directors shall require the affirmative vote of a majority of the Whole Board. The directors, other than those who may be elected by the holders of any class of preferred stock or any series thereof, shall be classified by the Board of Directors with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, one class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2000, another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2001, and another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2002, with a director of each class to hold office until his or her successor is duly elected and qualified (such classification to be effective upon the date shares of common stock of the Corporation are first publicly held). At each succeeding annual meeting of stockholders, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election (and until such person's successor shall have been duly elected and qualified).

Section 3.3  Regular Meetings.  The Board of Directors may, by resolution,
             ----------------
provide the time and place for the holding of regular meetings without other notice than such resolution.

Section 3.4  Special Meetings.  Special meetings of the Board of Directors may
             ----------------
be called by the Chairman of the Board, any Vice Chairman of the Board (if any), the President or any two directors then in office. The person or persons authorized to call a special meeting of the Board of Directors may fix the place, date and time of the meeting. Upon request by the person or persons authorized to call a special meeting, the Secretary shall give any requisite notice for the meeting.

Section 3.5  Notice of Meetings.  Notice of any special meeting of directors
             ------------------
shall be given to each director in a writing addressed to such person's business address or principal residence (as the Secretary has most recently been advised of) and sent by hand delivery, first-class or overnight mail or courier service, telegram or facsimile transmission, or given to the director orally. If mailed by first- class mail, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least 5 calendar days before such meeting. If by telegram, overnight mail or courier service, such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph company or the notice is delivered to the overnight mail or courier service company at least 72 hours before such meeting. If by facsimile transmission, such notice shall be deemed adequately delivered when the notice is transmitted at least 48 hours before such meeting; if given orally (by telephone or in person) or by hand delivery, the notice shall be given at least 24 hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting. A meeting may be held at any time without notice if all the directors then in office are present or if all directors then in office waive in writing notice of the meeting either before or after such meeting.

Section 3.6  Action by Written Consent In Lieu of a Meeting.  Any action
             ----------------------------------------------
required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section 3.7  Telephonic Participation in Meetings.  Members of the Board of
             ------------------------------------
Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

Section 3.8  Quorum; Vote Required for Action.  Except as otherwise provided in
             --------------------------------
the Certificate of Incorporation or in the Transaction Agreement, a quorum for the transaction of business by the Board of Directors at a meeting thereof shall be a majority of the Whole Board, but, if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time with notice to all the directors not present of the time and place of the adjourned meeting. Except as otherwise provided in the Certificate of Incorporation or these ByLaws (including, without limitation, Section 3.10 of these ByLaws), the affirmative vote of the majority of the directors present at a meeting at which a quorum is present when the meeting is convened shall be the act of the Board of Directors. The directors present at a duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough directors to leave less than a quorum, provided that the votes required for the taking of any particular action shall nonetheless continue to be required for such action to be taken.

Section 3.9  Vacancies.  Except as otherwise provided for in or fixed by or
             ---------
pursuant to provisions of the Certificate of incorporation relating to the rights of the holders of any class or preferred stock or series thereof with respect to the election of additional directors under specified circumstances, subject to the Certificate of Incorporation and the Transaction Agreement, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting for any reason shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been duly elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 3.10  Board Approval Policies.  The Board of Directors, by resolution
              -----------------------
adopted by the affirmative vote of a majority of the Whole Board, may establish such policies for the Corporation with respect to the categories of matters which shall require the approval of the Board of Directors or a committee thereof prior to the Corporation's taking action to put such a matter into effect, as the Board of Directors shall from time to time consider appropriate for the exercise of effective oversight of the Corporation's business and affairs by the Board of Directors.

Section 3.11  Committees of the Board of Directors.
              ------------------------------------

     (a) Designation of Committees. The Board of Directors may by resolution designate one or more committees in addition to the standing committees as provided for in the Transaction Agreement.

     (b) Alternate Members of Committee. The Board of Directors may designate one or more directors as alternate members of any committee (by the same vote required to elect a regular member of the committee), who may replace any absent or disqualified member at any meeting of the committee. The presence of such an alternate at a meeting of the committee shall count towards the quorum for such meeting and the vote or consent of such an alternate shall have the same force and effect as that of a regular member of the committee.

     (c) Committee Procedures; Quorum; Vote Required For Action. A majority of any committee may determine its procedures for conduct of business and fix the time and place of its meetings, unless the Board of Directors shall by resolution otherwise provide. Notice of such meetings shall be given to each member of the committee in the same manner as provided for meetings of the Board of Directors by Section 3.5 of these ByLaws. Each committee shall keep written minutes of its proceedings and shall report such proceedings to the Board of Directors when required. Except as otherwise provided by resolution of the Board of Directors, a quorum for the transaction of business by a committee at a meeting thereof shall be a majority of the members and the affirmative vote of a majority of the members present at a meeting at which a quorum is present shall be the act of the committee.

     (d) Committees of the Corporation. Nothing herein shall be deemed to prevent the Board of Directors from appointing one or more committees consisting in whole or in part of one or more officers, employees or persons who are not directors of the Corporation to conduct any part of the business or affairs of the Corporation; provided, however, that no such committee shall have or may exercise any authority of the Board of Directors.

     (e) Standing Committees. Subject to and in compliance with Article 5 of the Transaction Agreement, the Executive Committee and Pricing Committee shall be standing committees of the Board of Directors. One or more additional committees may be designated by the Board of Directors as standing committees of the Board of Directors, including an Audit Committee, Compensation and Executive Development Committee and Corporate Governance Committee. The members and chairmen of each standing committee of the Board of Directors shall be elected annually by the Board of Directors at its first meeting after each Annual Meeting of Stockholders or at any other time as the Board of Directors shall determine, but each such committee shall have at least three members. No officer or employee of the Corporation or Affiliate (as defined in Section 2.7 of these ByLaws) thereof shall be a member of the Audit Committee or the Corporate Governance Committee. No officer or employee of the Corporation or any subsidiary of the Corporation shall be a member of the Compensation and Executive Development Committee.

     (f) Executive Committee. The Executive Committee shall exercise, all of the powers and authority described in the Transaction Agreement.

     (g) Pricing Committee. The Pricing Committee shall exercise the powers and authority described in the Transaction Agreement.

     (h) Audit Committee. An Audit Committee may exercise such powers and authority as may be necessary, to select, and to establish the scope of, and oversee the annual audit to be conducted by, the independent auditors for the Corporation and its consolidated subsidiaries, such selection for the ensuing calendar year to be made annually in advance of the annual meeting of stockholders. The Audit Committee shall have such other responsibilities, and such powers and authority, as are normally incident to the functions of an audit committee or as may be determined by the Board of Directors. The members of the Audit Committee shall not be eligible to participate in any incentive compensation plan for employees of the Corporation or any of its subsidiaries.

     (i) Compensation and Executive Development Committee.

          (1) The Compensation and Executive Development Committee may determine the compensation of: (a) employees of the Corporation who are directors of the Corporation and (b) after receiving and considering the recommendation of the Chief Executive Officer and the President of the Corporation, all officers of the Corporation or any other employee of the Corporation or any of its direct or indirect subsidiaries who occupy such other positions as may be designated by the committee from time to time.

          (2) Where any employee benefit or incentive compensation plan affects employees of the Corporation or its subsidiaries whose compensation is to be determined or is subject to review by the Compensation and Executive Development Committee, such plan shall first be submitted to the committee for its review. Any such plan or amendment or modification thereof shall be made effective with respect to such employees only if and to the extent approved by the committee. The committee also shall have and may exercise the powers and authority granted to it by any incentive compensation plan for employees of the Corporation or any of its subsidiaries.

          (3) The Compensation and Executive Development Committee shall have such powers and authority as necessary to carry out the foregoing responsibilities and shall have such other responsibilities, and such other powers and authority, as may be determined by the Board of Directors.

     (j) Corporate Governance Committee.

          (1) A Corporate Governance Committee may be responsible for matters relating to the governance of the Corporation, except as otherwise explicitly allocated by these ByLaws to the Executive Committee (with respect to investment funds), the Audit Committee or the Compensation and Executive Development Committee.

          (2) The Corporate Governance Committee shall also be responsible for matters relating to service on the Board of Directors, subject to any policies adopted by the Board of Directors. The committee from time to time may conduct studies of the size and composition of the Board of Directors. Prior to each annual meeting of stockholders, the committee shall recommend to the Board of Directors the individuals to constitute the nominees of the Board of Directors, for whose election the Board of Directors will solicit proxies. The committee shall review the qualifications of individuals for consideration as director candidates and shall recommend to the Board of Directors, for its consideration, the names of individuals for election by the Board of Directors. In addition, the committee shall from time to time conduct studies and make recommendations to the Board of Directors regarding compensation of directors.

          (3) The Corporate Governance Committee shall have such powers and authority as necessary to carry out the foregoing responsibilities and shall have such other responsibilities, and such other powers and authority, as may be determined by the Board of Directors.

Section 3.12  Removal.  Subject to the rights of any class of preferred stock
              -------
or series thereof to elect and remove additional directors under specified circumstances, prior to the Trigger Date, any director may be removed from office, with or without cause, by the affirmative vote of the holders of at least a majority of the voting power of all Voting Stock then outstanding, voting together as a single class. On and after the Trigger Date, any director may be removed from office only for cause by the affirmative vote of the holders of at least a majority of the voting power of all Voting Stock then outstanding, voting together as a single class.

Section 3.13  Minutes of the Board and Certain Other Records.  The Board of
              ----------------------------------------------
Directors shall cause to be kept a record containing the minutes of the proceedings of the meetings of the Board and its committees, and of any actions thereof not taken at a meeting, and of the meetings of the stockholders and of any actions thereof not taken at a meeting, and appropriate stock transfer books and registers and such other books of records and accounts as may be necessary for the proper conduct of the business of the Corporation.

Section 3.14  Effect of Transaction Agreement.  The provisions of this Article
              -------------------------------
III shall be subject to, and construed so as not to conflict with, the Transaction Agreement.

                                   ARTICLE IV

                                    OFFICERS

Section 4.1  Officers.  The Board of Directors shall elect, as officers of the x
             --------
Corporation, a Chairman of the Board of Directors, a Chief Executive Officer, a President, a Treasurer, a General Counsel, a Secretary, and such other officers (including, without limitation, one or more Vice Chairmen, a Controller, and such Vice Presidents, Senior Vice Presidents and Executive Vice Presidents) as the Board of Directors from time to time shall determine to be appropriate for the conduct of the governance and affairs of the Corporation. The Chairman of the Board shall be chosen from among the directors. All officers elected by the Board of Directors shall each have such powers and duties as are provided by these ByLaws and determined by the Board of Directors or a committee thereof and, subject thereto, as customarily pertain to their respective offices. The Board or any committee thereof may from time to time also elect, or the Chairman of the Board, as chief executive officer of the Corporation, or the President may appoint, such subordinate officers (including one or more Assistant Vice Presidents, Assistant General Counsel, Assistant Controllers, Assistant Secretaries and Assistant Treasurers), as the Board or such officer shall determine to be appropriate for the conduct of the business and affairs of the Corporation, provided that the Board of Directors shall be notified of the appointment by the Chairman of the Board or President of any such subordinate officer. Such subordinate officers shall have such duties and shall hold their offices for such terms as shall be prescribed by the Board or a committee thereof or, if appointed thereby, by the Chairman of the Board or President, as the case may be. Two or more offices may be held by one individual. The Board of Directors shall designate, from among the officers, a chief financial officer and a chief accounting officer.

Section 4.2  Election and Term of Office.  The elected officers of the
             ---------------------------
Corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after the annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each officer shall hold office until such person's successor shall have been duly elected and shall have qualified or until such person's death or incapacity or until he shall resign or be removed pursuant to Section 4.10 of these ByLaws.

Section 4.3  Chairman of the Board; Chief Executive Officer; Vice Chairmen of
             ----------------------------------------------------------------
the Board.  The Chairman of the Board shall (if present) preside at all
---------
meetings of the stockholders and of the Board of Directors. The Chairman of the Board may also serve as the Chief Executive Officer of the Corporation. Subject to the authority of the Board, the Chief Executive Officer shall be responsible for the day-to-day supervision of the management and the policies and affairs of the Corporation and shall perform the duties, and have the powers and authority, customarily incidental to such office and all such other duties, powers and authority as are determined by the Board of Directors. As chief executive of the Corporation, he or she shall be responsible to keep the Board of Directors reasonably informed about the business and affairs of the Corporation, and shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect. In the absence of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the stockholders and of the Board of Directors. The Chief Executive Officer may also serve as President, if so elected by the Board. The directors also may elect one or more Vice-Chairman to act in the place of the Chairman upon his or her absence or inability to act and to have such other responsibilities, and powers and authority, as may be determined by the Board of Directors.

Section 4.4  President.  The President shall act in a general executive
             ---------
capacity and shall assist the Chairman of the Board in the day-to-day supervision, subject to the authority of the Board, of the management and the policies and affairs of the Corporation and shall supervise the day-to-day operations of the Corporation. The President, if he or she is also a director, shall, in the absence of or because of the inability to act of the Chairman of the Board, perform all duties of the Chairman of the Board and preside at all meetings of stockholders and of the Board of Directors.

Section 4.5  Vice Presidents.  The Board of Directors may elect such Executive
             ---------------
Vice Presidents, Senior Vice Presidents and Vice Presidents, with such powers, authority and duties, as the Board of Directors shall determine to be appropriate for the conduct of the business and affairs of the Corporation. The Vice Presidents shall have such power and duties and shall be subject to such directions, as may be provided from time to time by the Board of Directors, any committee thereof, the Chairman of the Board or the President. Assistant Vice Presidents shall have such of the powers, authority and duties of the Vice Presidents they assist as may be assigned by the Board of Directors, a committee thereof, the Chairman of the Board as chief executive officer, the President or such Vice President and during the absence or the disability of such Vice President, may exercise such of his or her powers and authority and perform such of his or her duties as may be appropriate to the conduct of the business and affairs of the Corporation.

Section 4.6  Treasurer; Assistant Treasurers.  The Treasurer shall exercise
             -------------------------------
general supervision over the receipt, custody and disbursement of the funds, including cash-equivalent securities, of the Corporation. The Treasurer shall cause the funds of the Corporation to be deposited in such banks, other depository institutions and brokerage firms as may be authorized by the Board of Directors or designated in such manner as may be provided by resolution of the Board of Directors. The Treasurer shall have such further powers and duties, and shall be subject to such directions, as may be provided from time to time by the Board of Directors, any committee thereof, the Chairman of the Board or the President. Assistant Treasurers shall have such of the powers, authority and duties of the Treasurer as may be assigned by the Board of Directors, a committee thereof, the Chairman of the Board as chief executive officer, the President or the Treasurer and, during the absence or the disability of the Treasurer, may exercise such of his or her powers and authority and perform such of his or her duties as may be appropriate for the conduct of the business and affairs of the Corporation.

Section 4.7  General Counsel; Assistant General Counsel.  The General Counsel
             ------------------------------------------
shall be the chief legal officer of the Corporation, shall exercise general supervision of the Corporation's legal affairs and may represent, or designate counsel to represent, the Corporation before any court, regulatory or investigative body or arbitral or other tribunal. The General Counsel shall have such other powers and duties, and shall be subject to such directions, as may be provided from time to time by the Board of Directors, any committee thereof, the Chairman of the Board or the President. Assistant General Counsels shall have such of the powers, authority and duties of the General Counsel as may be assigned by the Board of Directors, a committee thereof, the Chairman of the Board as chief executive officer, the President or the General Counsel and, during the absence or disability of the General Counsel, may exercise such of his or her powers and authority and perform such of his or her duties as may be appropriate for the conduct of the business and affairs of the Corporation.

Section 4.8  Secretary; Assistant Secretaries.  The Secretary shall keep or
             --------------------------------
cause to be kept minutes of all meetings of the Board, the committees of the Board and the stockholders; shall see that all notices of meetings thereof or actions taken thereby are duly given in accordance with the provisions of these Bylaws and as required by law and shall be custodian of the seal of the Corporation and may cause it to be affixed to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and to all other documents to be executed on behalf of the Corporation under its seat; shall certify or attest to actions of the Board of Directors, the committees thereof, or the stockholders or officers of the Corporation and shall see that all such certificates and other documents required by law to be kept and filed are property kept and filed; and, in general, shall perform all the duties customarily incident to the office of secretary of a Corporation. The Secretary shall have such other powers and duties, and shall be subject to such directions, as may be provided from time to time by the Board, a committee thereof, the Chairman of the Board as chief executive officer, the President or, as to legal matters, the General Counsel. Assistant Secretaries shall have such of the powers, authority and the duties of the Secretary as may be assigned by the Board of Directors, a committee thereof, the Chairman of the Board as chief executive office, the President or the Secretary and during the absence or disability of the Secretary, may exercise such of his or her powers and authority and perform such of his or her duties as may be appropriate for the conduct of the business and affairs of the Corporation.

Section 4.9  Agents; Employees.  The Board of Directors, a committee thereof
             -----------------
and each officer of the Corporation may appoint such employees or other agents to perform any of its responsibilities and to exercise any of its powers as may be permitted by law.

Section 4.10  Removal.  Any officer elected, or agent appointed, by the Board
              -------
of Directors or a committee thereof and any subordinate officer or employee or agent appointed by the Board of Directors, a committee thereof, the Chairman of the Board as chief executive officer or the President may be removed by the Board of Directors, a committee or the officer who appointed such subordinate officer, employee or agent whenever, in the judgment thereof, the best interests of the Corporation would be served thereby. No officer shall have any rights against the Corporation for compensation by virtue of such election beyond the date of the election of such person's successor, such person's death, such person's resignation or such person's removal, whichever event shall first occur, except as otherwise provided in an employment or other contract or under an employee benefit plan.

Section 4.11  Vacancies.  A newly created office and any vacancy in any elected
              ---------
office arising for any reason may be filled by the Board of Directors or a committee thereof. Any vacancy in a subordinate office appointed by the Chief Executive Officer or the President arising for any reason may be filled by the Chief Executive Officer or the President.

                                   ARTICLE V

                        STOCK CERTIFICATES AND TRANSFERS

Section 5.1  Stock Certificates and Transfers.  The interest of each
             --------------------------------
stockholder of the Corporation shall be evidenced by certificates for shares of stock in such form as the Board of Directors or appropriate officers of the Corporation may from time to time prescribe in accordance with the DGCL, the Certificate of Incorporation and these ByLaws, provided that the Board of Directors may provide by resolution that some or all of any or all classes or series of stock of the Corporation shall be uncertificated. Any such resolution however, shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of a resolution by the Board of Directors providing that shares of any class or series of stock of the Corporation shall be uncertificated, every holder of uncertificated shares shall be entitled to receive from the Corporation a certificate representing the number of shares registered in such holder's name. The shares of the stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by such person's attorney, upon surrender for cancellation of certificates for at least the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of such signature as the Corporation or its agents may reasonably require. The certificates of stock shall be signed, countersigned and registered in such manner as required by the DGCL and as the Board of Directors may by resolution prescribe.

Section 5.2  Lost, Stolen or Destroyed Certificates.  No certificate for shares
             --------------------------------------
of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the Corporation of a bond of indemnity in such amount (if any), upon such terms and secured by such surety, as the Board of Directors or an appropriate officer may in its, his or her discretion require.

                                   ARTICLE VI

                            CONTRACTS, PROXIES, ETC.

Section 6.1  Contracts.  Except as otherwise explicitly prohibited or required
             ---------
by law, the Certificate of Incorporation or these ByLaws, any contract or other instrument may be executed and delivered in the name and on the behalf of the Corporation, and under its corporate seal, by such officer or officers, or such employee or employees or other agent or agents, of the Corporation as by or pursuant to these ByLaws may be authorized to act on the subject matter thereof, (and within any such limits as may have been established by the Board of Directors) without further specific direction thereunto from the Board of Directors.

Section 6.2  Proxies.  Unless otherwise provided by resolution adopted by the
             -------
Board of Directors, the Chief Executive Officer, the President or any Vice President may from time to time act or appoint an attorney or attorneys or agent or agents of the Corporation to act, in the name and on behalf of the Corporation, to cast any votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation or other company, at meetings of the holders of the stock or other securities of such other company, or to consent in writing, in the name of the Corporation as such holder, to any action by such other company or to waiver of any notice, or to exercise or waive any right appurtenant to such stock or other securities and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent or waiver or exercising or waiving any such right, and may execute or cause to be executed, in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he may deem appropriate for the conduct of the business and affairs of the Corporation.

                                  ARTICLE VII

                            MISCELLANEOUS PROVISIONS

Section 7.1  Fiscal Year.  The fiscal year of the Corporation shall begin on
             -----------
the first day of January and end on the last day of December of each year.

Section 7.2  Dividends.  The Board of Directors may from time to time declare,
             ---------
and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Certificate of Incorporation.

Section 7.3  Seal.  The corporate seal shall have inscribed thereon the words
             ----
Corporate Seal, the year of incorporation and the word Delaware.

Section 7.4  Waiver of Notice.  Whenever any notice is required to be given
             ----------------
to any stockholder or director of the Corporation under the provisions of the DGCL, the Certificate of Incorporation or these ByLaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or the Board of Directors or committee thereof need be specified in any waiver of notice of such meeting.

Section 7.5  Annual Audit.  The accounts, books and records of the Corporation
             ------------
and its consolidated subsidiaries shall be audited upon the conclusion of each fiscal year by a firm of independent certified public accountants selected by the Audit Committee of the Board of Directors, and it shall be the duty of the Board of Directors to cause such audit to be done annually.

Section 7.6  Resignations.  Any director or any officer, whether elected or
             ------------
appointed, may resign at any time by giving written notice of such resignation to the Chairman of the Board, the Chief Executive Officer, the President, or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chairman of the Board, the Chief Executive Officer, the President, or the Secretary, or at such later time as is specified therein. No acceptance or other formal action shall be required of the Board of Directors, the stockholders or any officers to make any such resignation effective.

                                  ARTICLE VIII

                                   AMENDMENTS

     These ByLaws may be altered or repealed and new ByLaws may be adopted (i) at any annual or special meeting of stockholders by the affirmative vote of the holders of a majority of the voting power of the stock issued and outstanding and entitled to vote thereon or (ii) by the affirmative vote of a majority of the Whole Board.